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                                                                     Exhibit 4.1
                                                                     -----------


                        GUNDLE/SLT ENVIRONMENTAL, INC.
                           1995 INCENTIVE STOCK PLAN
                      AS AMENDED AND RESTATED MAY 3, 2001


1.   Purpose of the Plan

     This Gundle/SLT Environmental, Inc. 1995 Incentive Stock Plan, as amended and restated May 3, 2001 (the "Plan"), is intended to promote the interests of the Company by providing the employees and consultants of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with a proprietary interest in the Company.

     The Plan amends the Company's 1995 Incentive Stock Option Plan, as amended in 1995.

2.   Definitions

     As used in the Plan, the following definitions apply to the terms indicated below:

     (a) "Board of Directors" or "Board" shall mean the Board of Directors of Gundle/SLT Environmental, Inc.

     (b) "Cause," when used in connection with the termination of a Participant's employment with the Company, shall mean the termination of the Participant's employment by the Company by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude; (ii) the proven commission by the Participant of an act of fraud upon the Company;
     (iii) the willful and proven misappropriation of any funds or property of the Company by the Participant; (iv) the willful, continued and unreasonable failure by the Participant to perform duties assigned to him and agreed to by him; (v) the knowing engagement by the Participant in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect;
     (vi) the knowing engagement by the Participant, without the written approval of the Board of Directors of the Company, in any activity which competes with the business of the Company or which would result in a material injury to the Company; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company's Policies and Procedures Manual, if any, then in effect.

     (c) "Cash Bonus" shall mean an award of a bonus payable in cash pursuant to Section 10 hereof.

     (d)  "Change in Control" shall mean:

          (i) a "change in control" of the Company, as that term is contemplated in the federal securities laws; or

          (ii) the occurrence of any of the following events:

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               (1)  any Person becomes, after the effective date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, unless the Board (as constituted immediately prior to such Change in Control) determines in its sole and absolute discretion that no Change in Control occurred; provided, that the acquisition of additional voting securities, after the effective date of this Plan, by any Person who is, as of the effective date of this Plan, the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's then outstanding securities, shall not constitute a "Change in Control" of the Company for purposes of this Section 2(d);

               (2) a majority of individuals who are nominated by the Board of Directors (as constituted immediately prior to such Change in Control) for election to the Board of Directors on any date, fail to be elected to the Board of Directors as a direct or indirect result of any proxy fight or contested election for positions on the Board of Directors; or

               (3) the Board of Directors determines in its sole and absolute discretion that there has been a change in control of the Company.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

          (g) "Common Stock" shall mean the Company's common stock, par value $.01 per share.

          (h) "Company" shall mean Gundle/SLT Environmental, Inc., a Delaware corporation, and each of its Subsidiaries, and its successors.

          (i) "Consultant" shall mean any person who is engaged by the Company to render consulting services and is compensated for such consulting services.

          (j) "EBITDA to Sales Ratio" shall mean, with respect to any given Company fiscal year within a Performance Period, the quotient of (i) the Company's income from operations before interest, taxes, depreciation and amortization for such fiscal year, divided by (ii) the Company's gross sales for such fiscal year, as reported on the Company's audited financial statements.

          (k) "Employee" shall mean any person who is an employee of the Company within the meaning of Section 3401(c) of the Code and the Regulations promulgated thereunder.

          (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (m) the "Fair Market Value" of a share of Common Stock on any date shall be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on the immediately preceding business

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          day as quoted on the New York Stock Exchange ("NYSE") or (iii) if not
          quoted on NYSE, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

          (n) "Incentive Award" shall mean an Option, a share of Restricted Stock, a share of Phantom Stock, a Stock Bonus or Cash Bonus granted pursuant to the terms of the Plan.

          (o) "Incentive Stock Option" shall mean an Option which is an "incentive stock option" within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

          (p) "Issue Date" shall mean the date established by the Committee on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 7(d) hereof.

          (q) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

          (r) "Option" shall mean an option to purchase shares of Common Stock of the Company granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

          (s) "Participant" shall mean an Employee or Consultant who is eligible to participate in the Plan and to whom an Incentive Award is granted pursuant to the Plan, and, upon his death, his successors, heirs, executors and administrators, as the case may be, to the extent permitted hereby.

          (t) "Performance Period" shall mean that period covering three consecutive fiscal years of the Company designated by the Committee for purposes of measuring the performance criteria for the vesting of the shares of Restricted Stock pursuant to Section 7(b) hereof.

          (u) "Person" shall mean a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and Regulations in effect from time to time thereunder.

          (v) a share of "Phantom Stock" shall represent the right to receive in cash the Fair Market Value of a share of Common Stock of the Company, which right is granted pursuant to Section 8 hereof and subject to the terms and conditions contained therein.

          (w) "Plan" shall mean the Gundle/SLT Environmental, Inc. 1995 Incentive Stock Plan as amended May 3, 2001 and as it may be amended from time to time.

          (x) a share of "Restricted Stock" shall mean a share of Common Stock which is granted pursuant to the terms of Section 7 hereof and which is subject to the restrictions set forth in Section 7(c) hereof for so long as such restrictions continue to apply to such share.

          (y) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

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          (z)  "Stock Bonus" shall mean a grant of a bonus payable in shares of
          Common Stock pursuant to Section 9 hereof.

          (aa) "Subsidiary" or "Subsidiaries" shall mean any and all corporations in which at the pertinent time the Company owns, directly or indirectly, stock vested with more than 50% of the total combined voting power of all classes of stock of such corporations within the meaning of Section 424(f) of the Code.

          (bb) "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest pursuant to the terms of Sections 7(a) and 8(a) hereof, respectively.

          (cc) "Working Capital to Sales Ratio" shall mean, with respect to any given Company fiscal year within a Performance Period, the quotient of
          (i) the monthly average of the Company's current assets (excluding cash) less its current liabilities (excluding indebtedness for borrowed money) for such fiscal year, divided by (ii) the Company's gross sales for such fiscal year, as reported on the Company's audited financial statements. For purposes of the "Working Capital to Sales Ratio", the monthly average described in item (i) above shall be equal to the quotient of (x) the aggregate sum of the Company's current assets (excluding cash) less its current liabilities (excluding indebtedness for borrowed money) for each month during the relevant fiscal year as reported on the last day of each of such months, divided by (y) 12.

3.   Stock Subject to the Plan

     Subject to the terms of the Plan, the Committee may grant to Participants
(i) Options, (ii) shares of Restricted Stock, (iii) shares of Phantom Stock,
(iv) Stock Bonuses and (v) Cash Bonuses.

     The Committee may grant Options, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses under the Plan with respect to a number of shares of Common Stock that in the aggregate at any time does not exceed 2,400,000 shares of Common Stock, all of which are available to be issued as incentive stock options if so determined by the Committee. The grant of a Cash Bonus shall not reduce the number of shares of Common Stock with respect to which Options, shares of Restricted Stock, shares of Phantom Stock or Stock Bonuses may be granted pursuant to the Plan. The Company will, during the term of this Plan, reserve and keep available for issuance a sufficient number of shares of Common Stock to satisfy the requirements of the Plan.

     If any outstanding Option expires, terminates or is canceled for any reason, the shares of Common Stock attributable to the unexercised portion of such Option shall again be available for grant under the Plan. If any shares of Restricted Stock or Phantom Stock, or any shares of Common Stock granted in a Stock Bonus are forfeited or canceled for any reason, such shares shall again be available for grant under the Plan.

     Shares of Common Stock issued under the Plan may be either newly issued or treasury shares, at the discretion of the Committee.

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4.   Administration of the Plan

     The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom shall be both (i) a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) promulgated under Section 16 of the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m)(4)(C) of the Code and any current or future treasury regulation promulgated thereunder. The Committee shall from time to time designate the Participants of the Company who shall be granted Incentive Awards and the amount and type of such Incentive Awards.

     The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.

     The Committee may, in its absolute discretion (i) accelerate the date on which any Option granted under the Plan becomes exercisable, (ii) extend the date on which any Option granted under the Plan ceases to be exercisable, and
(iii) accelerate the Vesting Date or waive any condition imposed pursuant to
Section 8 hereof, with respect to any share of Phantom Stock granted under the Plan.

     In addition, the Committee may, in its absolute discretion, grant Incentive Awards to Participants on the condition that such Participants surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee specifies. Notwithstanding Section 3 hereof, Incentive Awards granted on the condition of surrender of outstanding Incentive Awards shall not count against the limits set forth in such Section 3 until such time as such Incentive Awards are surrendered.

     Except as provided in Section 6(f)(4) hereof, whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee in its absolute discretion.

     No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated from and against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.   Eligibility

     The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be the Employees or Consultants who are largely responsible for the management, growth and protection of the business of the Company (including officers of the Company, whether or not they are directors of the Company) as the Committee, in its absolute discretion, shall select from time to time; provided, however, Incentive Stock Options may only be granted to Employees.

6.   Options

     The Committee may grant Options pursuant to the Plan, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

     (a)  Identification of Options
          -------------------------

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     All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

     (b)  Exercise Price
          --------------

     Except as provided in Section 6(e) hereof, the exercise price of any Option granted under the Plan shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted.

     (c)  Term and Exercise of Options
          ----------------------------

          (1) Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the agreement evidencing the Option; provided, however, that (A) no Incentive Stock Option shall be exercisable after the expiration of five years from the date such Incentive Stock Option was granted, and (B) no Non Qualified Stock Option shall be exercisable after the expiration of ten years from the date such Non Qualified Stock Option was granted and (C) no Option shall be exercisable until six months after the date of grant; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

          (2) Each Option shall be exercisable in whole or in part with respect to whole shares of Common Stock. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(c)(5) hereof.

          (3) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no fewer than five business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the agreement evidencing the Option, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreement shall be returned to the Participant. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer or (ii) subject to the approval of the Committee, in shares of Common Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Common Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

          (4) Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Company a duly endorsed agreement evidencing such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account

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          into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

          (5) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised; provided, however, that such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant.

          (6) During the lifetime of a Participant each Option granted to him shall be exercisable only by him or a broker-dealer acting on behalf of such Participant pursuant to Section 6(c)(4) hereof. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

     (d)  Limitations on Grant of Options
          -------------------------------

          (1) No Participant may be granted Options for more than 150,000 shares of Common Stock during any Company fiscal year, such maximum number of shares subject to Options being referred to in this Plan as the "Annual Option Limitation".

          (2) Solely for purposes of the Annual Option Limitation, shares of Common Stock subject to Options granted to a Participant hereunder which are (i) subsequently cancelled shall continue to be counted against the 150,000 share Annual Option Limitation with respect to such Participant, and/or (ii) subsequently amended to reduce the exercise price of such Options shall be deemed a cancellation of such original Options and the grant of a deemed new Option with respect to such Participant, resulting in both the deemed cancelled Options and the new Options counting against the 150,000 share Annual Option Limitation with respect to such Participant.

     (e)  Limitations on Grant of Incentive Stock Options
          -----------------------------------------------

          (1) The aggregate Fair Market Value of shares of Common Stock with respect to which "Incentive Stock Options" (within the meaning of Section 422, without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan (and any other stock option plan of the Company, or any Parent or Subsidiary) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. If such aggregate Fair Market Value of shares of Common Stock underlying such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by Regulations, promulgated under the Code (or any other authority having the force of Regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (and authority), or if such Regulations (or authority) require or permit a designation of the options which shall cease to constitute Incentive Stock Options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

          (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total

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          combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price of such Incentive
          Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and
          (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

     (f)  Effect of Termination of Employment
          -----------------------------------

          (1) If the employment of a Participant with the Company shall terminate for any reason other than Cause, "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) or the death of the Participant, (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of ninety days after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

          (2) If the employment of a Participant with the Company shall terminate as a result of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) or the death of the Participant, Options granted to such Participant and outstanding at the time of such termination, whether or not exercisable, shall become immediately exercisable and remain exercisable until the expiration of one year after such termination, on which date they shall expire; provided, however, that no Option shall be exercisable prior to 6 months from the date of grant or after the expiration of its term.

          (3) In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

          (4) A Participant's employment with the Company shall be deemed terminated if the Participant's leave of absence (including military or such leave or other bona fide leave of absence) extends for more than 90 days and the Participant's continued employment with the Company is not guaranteed by contract or statute.

     (g)  Acceleration of Exercise Date Upon Change in Control
          ----------------------------------------------------

     Upon the occurrence of a Change in Control, the Committee (as constituted immediately prior to the Change in Control) shall determine, in its absolute discretion, whether each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan or whether each such Option shall continue to vest according to its terms.

7.   Restricted Stock

     The Committee may grant shares of Restricted Stock pursuant to the Plan. Each grant of shares of Restricted Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:

     (a)  Issue Date and Vesting Date
          ---------------------------

     At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. Except as

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         provided in Sections 7(c) and 7(g) hereof, upon the occurrence of the
         Issue Date with respect to a share of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of
         Section 7(d) hereof. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 7(b) hereof are satisfied, and except as provided in Sections 7(c) and 7(g) hereof, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 7(c) hereof shall cease to apply to such share.

         (b)      Conditions to Vesting
                  ---------------------

                  (1) At the time of grant of any shares of Restricted Stock to a Participant, the Committee shall adopt, in writing within 90 days after the commencement of the Performance Period pertaining to such shares, a vesting schedule pursuant to which up to 1/3 of such shares shall vest upon the expiration of each year during the Performance Period based on the Company's achievement of certain performance criteria attributable to the following three measures of operational efficiency: (i) the EBITDA to Sales Ratio, (ii) the Working Capital to Sales Ratio, and (iii) the profitability of the Company; provided, however, that no such shares shall vest unless such Participant remains continuously employed by the Company throughout the entire Performance Period with respect to such shares, except as otherwise provided in Paragraph 7(g)(1) hereof.

                  (2) Prior to the vesting of any shares of Restricted Stock granted to a Participant, the Committee shall certify in writing that such all conditions of vesting have been satisfied with respect to such Participant, including the Company's achievement of the performance criteria described in Paragraph 7(b)(1) hereof and the Participant's compliance with the continuous employment requirement (except as otherwise provided under Paragraph 7(g)(1) hereof).

         (c)      Restrictions on Transfer Prior to Vesting and Expiration of
                  -----------------------------------------------------------
                  the Performance Period
                  ----------------------

         Except as provided in Paragraph 7(g)(1) hereof, prior to the vesting of a share of Restricted Stock and the expiration of the Performance Period pertaining to such Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

         (d)      Issuance of Certificates
                  ------------------------

                  (1) Except as provided in Sections 7(c) or 7(f) hereof, reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificates unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

                         The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Gundle/SLT Environmental, Inc. 1995 Incentive Stock Plan as amended May 3, 2001, and an Agreement entered into between the registered owner of such shares and Gundle/SLT Environmental, Inc. A copy of the Plan and

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                         Agreement is on file in the office of the
                         Secretary of Gundle/SLT Environmental, Inc., 19103 Gundle Road, Houston, Texas 77073.

                  Except as provided in Paragraph 7(g)(1) hereof, such legend shall not be removed from the certificate evidencing such shares until after (i) the vesting of such shares pursuant to the terms hereof, (ii) the Committee's written certification of such vesting pursuant to Paragraph 7(b)(2) hereof and (iii) the expiration of the Performance Period pertaining to such shares.

                  (2) Each certificate issued pursuant to Paragraph 7(d)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company. The Company shall issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

         (e)      Limitation on Grant of Restricted Stock
                  ---------------------------------------

         No Participant may be granted more than 150,000 shares of Restricted Stock during any three-year Performance Period.

         (f)      Consequences Upon Vesting and Expiration of Performance Period
                  --------------------------------------------------------------

         Upon (i) the vesting of a share of Restricted Stock pursuant to the terms hereof, (ii) the Committee's written certification of such vesting pursuant to Paragraph 7(b)(2) hereof, and (iii) the expiration of the Performance Period pertaining to such share, the restrictions of
         Section 7(c) hereof shall cease to apply to such share. Reasonably promptly thereafter, the Company shall cause to be issued and delivered to the Participant to whom such share was granted, a certificate evidencing such share, free of the legend set forth in Paragraph 7(d)(1) hereof, together with any other property of the Participant held by Company pursuant to Sections 7(d) and 11(a) hereof; provided, however, that such delivery shall be effected for all purposes when the Company shall have deposited such certificate and other property in the United States mail, addressed to the Participant. Any shares of Restricted Stock granted to a Participant which have not vested upon expiration of the Performance Period pertaining to such shares shall immediately be forfeited.

         (g)      Effect of Termination of Employment
                  -----------------------------------

                  (1) If the employment of a Participant with the Company shall terminate for any reason other than for Cause or voluntary resignation prior to the expiration of the Performance Period pertaining to the shares of Restricted Stock granted to such Participant, then, notwithstanding such Participant's failure to maintain continuous employment with the Company throughout such Performance Period, the portion of such shares, to the extent otherwise vested pursuant to the vesting schedule described in Section 7(b) hereof and for which the Committee has certified in writing as to the Company's achievement of the performance criteria set forth in such schedule, shall vest as of the date of such termination and the restrictions of Section 7(c) hereof shall cease to apply to such shares; provided, that such Participant remained an Employee from commencement of such Performance Period until the date of termination and that such shares were not forfeited

                                   10 of 16
                  or cancelled prior to such termination pursuant to any other provision hereof. The Company shall cause to be issued and delivered to such terminated Participant, within 30 days after the date of such termination, a certificate evidencing that portion of the shares of Restricted Stock described in the immediately preceding sentence, free of the legend set forth in Paragraph 7(d)(1) hereof; provided, however, that such delivery shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Participant.

                  (2) In the event of the termination of a Participant's employment with the Company for Cause or voluntary resignation prior to the expiration of the Performance Period pertaining to shares of Restricted Stock granted to such Participant, all such shares, notwithstanding the vesting of all or any portion of such shares pursuant to the vesting schedule described in
                  Section 7(b) hereof, shall be forfeited as of the commencement of business on the date of such termination.

         (h)      Effect of Change in Control
                  ---------------------------

         Upon the occurrence of a Change in Control, the Committee (as constituted immediately prior to such Change in Control) shall determine, in its absolute discretion, whether all shares of Restricted Stock which have not theretofore vested (including those with respect to which the Issue Date has not yet occurred) shall immediately vest or whether such shares shall continue to vest according to their respective terms.

8.       Phantom Stock

         The Committee may grant shares of Phantom Stock pursuant to the Plan. Each grant of shares of Phantom Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares of Phantom Stock shall comply with and be subject to the following terms and conditions:

         (a)      Vesting Date
                  ------------

         At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 8(c) hereof are satisfied, and except as provided in Section 8(d) hereof, upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

         (b)      Benefit Upon Vesting
                  --------------------

         Upon the vesting of a share of Phantom Stock, a Participant shall be entitled to receive in cash, within 90 days of the date on which such share vests, an amount in cash in a lump sum equal to the sum of (i) the Fair Market Value of a share of Common Stock of the Company on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock of the Company during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

                                   11 of 16

         (c)      Conditions to Vesting
                  ---------------------

         At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares.

         (d)      Effect of Termination of Employment
                  -----------------------------------

                  (1) If the employment of a Participant with the Company shall terminate for any reason other than Cause prior to the vesting of shares of Phantom Stock granted to such Participant a portion of such shares, to the extent not forfeited or canceled on or prior to such termination pursuant to any provision hereof, shall vest on the date of such termination. The portion referred to in the preceding sentence shall be determined by the Committee at the time of the grant of such shares of Phantom Stock and may be based on the achievement of any conditions imposed by the Committee with respect to such shares pursuant to Section 8(c) hereof. Such portion may equal zero.

                  (2) In the event of the termination of a Participant's employment for Cause, all shares of Phantom Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited.

         (e)      Effect of Change in Control
                  ---------------------------

         Upon the occurrence of a Change in Control the Committee (as constituted immediately prior to such Change in Control) shall determine, in its absolute discretion, whether all shares of Phantom Stock which have not theretofore vested shall immediately vest or whether such shares shall continue to vest according to their respective terms.

9.       Stock Bonuses

         The Committee may, in its absolute discretion, grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

10.      Cash Bonuses

         (a)      Mandatory Cash Bonuses
                  ----------------------

         The Committee shall grant, in connection with each grant of Restricted Stock to a Participant, a Cash Bonus to such Participant, payable promptly after the date on which the Participant is required to recognize ordinary compensation income for federal income tax purposes in connection with such grant of Restricted Stock (without regard to any election under Section 83(b) of the Code). The Cash Bonus shall be in an amount equal to the product of (i) the total ordinary compensation income to be recognized for federal income tax purposes by such Participant in connection with such grant of Restricted Stock, multiplied by (ii) the highest federal income tax rate applicable to individuals under Section 1 of the Code (or any successor provision

                                   12 of 16
         thereto); provided, however, that no such Cash Bonus shall be paid until the Committee has provided the written notification pursuant to
         Section 7(b)(2) hereof.

         (b)      Other Cash Bonuses
                  ------------------

         The Committee may, in its absolute discretion, grant in connection with any grant of Stock Bonus or at any time thereafter, a Cash Bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such Stock Bonus, in such amounts as the Committee shall determine from time to time; provided, however, that in no event shall the amount of a Cash Bonus exceed the Fair Market Value on such date of the shares related to the Stock Bonus. A Cash Bonus shall be subject to such conditions as the Committee shall determine at the time of the grant of such Cash Bonus.

11.      Adjustment Upon Changes in Common Stock

         (a)      Outstanding Restricted Stock and Phantom Stock
                  ----------------------------------------------

         Unless the Committee in its absolute discretion otherwise determines, if a Participant receives any securities or other property (including dividends paid in cash) with respect to a share of Restricted Stock, the Issue Date with respect to which occurs prior to such event, but which has not vested as of the date of such event, as a result of any dividend, stock split recapitalization, merger, consolidation, combination, exchange of shares or otherwise, such securities or other property will not vest until such share of Restricted Stock vests, and shall be held by the Company pursuant to Paragraph 7(d)(2) hereof as if such securities or other property were unvested shares of Restricted Stock.

         The Committee may, in its absolute discretion, adjust any grant of shares of Restricted Stock, the Issue Date with respect to which has not occurred as of the date of the occurrence of any of the following events, or any grant of shares of Phantom Stock, to reflect any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of Participants under the grant.

         (b)      Outstanding Options, Increase or Decrease in Issued Shares
                  ----------------------------------------------------------
                  Without Consideration
                  ---------------------

         Subject to any required action by the stockholders of the Company, in the event of any increase or shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of Company, the Committee shall proportionally adjust the number of shares and the exercise price per share of Common Stock subject to each outstanding Option. Conversion of any of the Company's convertible securities shall not be deemed to have been "effected without receipt of consideration by the Company."

         (c)      Outstanding Options, Certain Mergers
                  ------------------------------------

         Subject to any required action by the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall entitle the Participant to acquire upon exercise the securities which a holder of the number of shares of Common Stock subject to such Option would have received in such merger or consolidation.

         (d)      Outstanding Options, Certain Other Transactions
                  -----------------------------------------------

                                   13 of 16

         In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

                  (i) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option equal to the excess of
                  (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or

                  (ii) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which such Option is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option, or the number of shares or amount of property subject to the option or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.

         (e)      Outstanding Options, Other Changes
                  ----------------------------------

         In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Sections 11(b), (c) or (d) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

         (f)      No Other Rights
                  ---------------

         Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option.

12.      Rights as a Stockholder

         No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 11 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

13.      No Special Employment Rights; No Right to Incentive Award

                                   14 of 16

         Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

         No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

14.      Securities Matters

         (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

         (b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

15.      Withholding Taxes

         Whenever shares of Common Stock are to be issued upon the exercise of an Option, the occurrence of the Issue Date or Vesting Date with respect to a share of Restricted Stock or the payment of a Stock Bonus, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment prior to the delivery of any certificate or certificates for such shares. In addition, upon the grant of a Cash Bonus or the making of a payment with respect to a share of Phantom Stock, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant.

16.      Amendment of the Plan

                                   15 of 16

         The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, provided, however, that without approval of the stockholders no revision or amendment shall (i) except as provided in Section 11 hereof, increase the number of shares of Common Stock that may be issued under the Plan; (ii) increase the Annual Option Limitation and/or the maximum number of shares of Restricted Stock which may be granted during the relevant Performance Period, as set forth in Sections 6(d) and 7(e) hereof, respectively; (iii) materially increase the benefits accruing to individuals holding Incentive Awards granted pursuant to the Plan; or (iv) materially modify the requirements as to eligibility for participation in the Plan.

17.      No Obligation to Exercise

         The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

18.      Transfers Upon Death

         Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

19.      Expenses and Receipts

         The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

20.      Failure to Comply

         In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part as the Committee, in its absolute discretion, may determine.

21.      Effective Date and Term of Plan

         The Plan was adopted by the Board of Directors on March 26, 1996, and amended by stockholders' approval at the Company's annual meeting on May 3, 2001 (the "Effective Date"), in accordance with applicable law, the requirements of Sections 422 and 162(m) of the Code and the requirements of Rule 16b-3 under
Section 16(b) of the Exchange Act. No Incentive Award may be granted under the Plan after March 25, 2006.

                                   16 of 16